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                                  EXHIBIT 10.97

                           SECOND AMENDED AND RESTATED
                   SENIOR SUBORDINATED SECURED PROMISSORY NOTE
                               Due January 3, 2005

$1,270,000.00                                 Effective As of January 2, 2004
                                              Long Island City, New York

         FOR VALUE RECEIVED, THE MAJOR AUTOMOTIVE COMPANIES, INC. (F/K/A FIDELITY HOLDINGS, INC.), a Nevada corporation having principal offices at 43-40 Northern Boulevard, Long Island City, New York 11101 ("Maker" or "Payor"), hereby promises to pay, in accordance with the terms, conditions, covenants and agreements provided herein, to the order of M&K EQUITIES, LTD., a New York corporation with an address at 130 Crossways Park Drive, Woodbury, New York 11797 (the "Payee" or the "Holder of this Note"), or registered assigns, the principal amount of ONE MILLION TWO HUNDRED SEVENTY THOUSAND ($1,270,000) DOLLARS on January 3, 2005 (such date, as same may be accelerated in accordance with the terms hereof, is referred to herein as the "Maturity Date"), at a rate per annum of ten percent (10%) (computed on the basis of actual calendar days outstanding using a 360-day year basis). Interest hereunder shall be payable in monthly installments with all outstanding principal and interest due on the Maturity Date. Payments of principal and interest shall be made monthly at the offices of the Payee, c/o M&K Equities Ltd., 130 Crossways Park Drive, Woodbury, New York 11797 or at such other place as Payee may designate in writing, in immediately available lawful money of the United States of America.

         This Note, effective as of January 2, 2004, amends and restates that certain Senior Subordinated Secured Promissory Note dated December 11, 2002, as amended, issued from Maker to Payee.

         This Note is referred to in, and entitled to the benefits of, and payment of this Note is secured by, certain collateral set forth in an amended security agreement by and among the Maker and the Payee of even date herewith (the "Security Agreement"). Reference to the Security Agreement shall in no way impair the absolute and unconditional obligation of the Maker to pay both principal and interest hereon as provided herein. All capitalized terms not defined herein shall have the meanings ascribed thereto in the Security Agreement.

1. Security. This Note is the direct obligation of the Maker and is secured by the Collateral (as that term is defined in the Security Agreement). The indebtedness evidenced by this Note and the payment of the principal thereof shall be Senior to, and have priority in right of payment over, any and all other indebtedness of the Maker, now outstanding or hereinafter incurred, except to the extent set forth in the Security Agreement or to Previous Senior Indebtedness, to which the obligations hereunder are expressly subordinate. "Senior," as used herein, shall be deemed to mean that, in the event of any default in the payment of the obligations represented by this Note (after giving effect to "cure" provisions, if any) or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to the Maker, all sums payable on this Note shall first be paid in full, with interest, if any, before any payment is made upon any other indebtedness, now outstanding or hereinafter incurred (except for Previous Senior Indebtedness), and, in any such event, any payment or distribution of any character which shall be made in respect of any other indebtedness of the Maker (except for Senior Indebtedness) shall be paid over to the holder of this Note for application to the payment hereof, unless and until the obligations under this Note (which shall mean the principal and other obligations arising out of, premium, if any, interest on, and any costs and expenses payable under, this Note) shall have been paid and satisfied in full. "Senior Indebtedness" shall mean indebtedness incurred by the Maker in favor of Marine Midland Bank (now HSBC Bank), any amendments, modifications or alterations thereof, as well as any future "floor plan" or similar financing.

         2. Event of Default. Any one or more of the following shall constitute an Event of Default as the term is used herein:

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         (a)      default in the payment of interest or principal herein when the same shall have become due and payable for a period of fifteen (15) days; or

         (b) The Maker becomes bankrupt or admits in writing its inability to pay debts as they mature, or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee or receiver; or

         (c) a trustee or receiver is appointed for the Maker or for all or part of the Maker's property, without its consent; or

         (d) bankruptcy or insolvency proceedings, or other proceedings for relief in equity or under any acts of Congress or any laws of any State of the United States relating to the relief of Makers are instituted against the Maker or are consented to by the Maker; or

         (e) if (i) any judgment in excess of $250,000 is rendered against the Maker or any of its subsidiaries; and (ii) there is any attachment or execution against any of the properties of the Maker or any of its subsidiaries for any amount in excess of $250,000, and such judgment, attachment or execution remains unpaid, unstayed or undismissed for any period of ninety (90) consecutive days; or

         (f) any increase in the principal balance or amount of the Prior Senior Indebtedness without the prior written consent of the Holder.

         In case of any Event of Default then, at the option of the legal holder hereof, the entire unpaid principal balance of this Note, together with all accrued interest thereon, shall forthwith become due and payable without notice.

         3. Prepayment Provisions. The Maker shall have the right to prepay this Note in full or in multiples of $100,000 at any time and from time to time, without premium or penalty.

         4. Principal Obligation. No provision of this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rates, and in the currency herein prescribed.

         5. Presentment; Waiver of Jury Trial; Legal Fees. The makers, endorsers and guarantors of this Note hereby waive presentment for payment, demand, notice of non_ payment and dishonor, protest, and notice of protest; waive trial by jury in any action or proceeding arising on, out of, under or by reason of this Note; consent to any renewals, extensions and partial payments of this Note or the indebtedness for which it is given without notice to them, and consent that no such renewals, extensions or partial payments shall discharge any party hereto from liability hereof in whole or in part. In the event the Payee commences an action or proceeding to enforce the obligations under this Note, the Maker shall reimburse Payee all reasonable and necessary costs and expenses of such action, including reasonable attorney's fees and disbursements, title charges and other expenses, which shall be added to the amount due under this Note and recoverable with the amount due under this Note.

         6. Default Interest. Interest on this Note after maturity or default shall be due and payable at the rate of eighteen (18%) percent per annum, or the maximum rate of interest permitted by law, whichever is less.

         7. Amendments, Etc. No amendment or waiver of any provision of this Note, nor consent to any departure by Payor herefrom, shall in any event be effective unless the same shall be in writing and signed by Payee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that the obligations of Payor hereunder shall terminate upon the payment in full of any and all monies due and owing by Payor to Payee.

         8. Lost Documents. Upon receipt by the Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender

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and cancellation of such Note, if mutilated, the Maker will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

         9. Usury. If any law which is applicable to this Note and which sets maximum charges, is finally interpreted so that the interest and other charges hereunder exceed the permitted limits, then (i) any such charges shall be reduced by the amount necessary to reduce such charges to the legal limit; and (ii) any sums already collected from Maker which exceed the permitted limits will be refunded to Maker or applied to reduction of principal, at Holder's option.

         10.      Miscellaneous.

         (a) Parties in Interest. All covenants, agreements and undertakings in this Note by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not.

         (b) Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the addresses stated in the Security Agreement, or such other address as any party hereto designates by written notice to the Maker, and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service.

         (c) Construction. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York. The parties hereby: (i) in any legal proceeding brought in connection with this Agreement or the transactions contemplated hereby, irrevocably submit to the nonexclusive in personam jurisdiction of (A) any state or Federal court of competent jurisdiction sitting in the State of New York, Counties of New York, Queens or Nassau or (B) in the event that any party is a defendant in any legal proceeding in which it seeks to join the other as a third party defendant, then, any state or Federal court in which such proceeding has properly been brought, and consents to suit therein; and (ii) waive any objection they it may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court.

         (d) Service of Process. Maker hereby irrevocably consents to the service of process in any action or proceeding by the mailing by certified mail, return receipt requested, postage prepaid, to the Maker at the address provided for herein. Nothing herein shall affect the right of Payee to serve process in any other matter permitted by applicable law.

         IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representatives of the Maker.

         THE MAJOR AUTOMOTIVE COMPANIES, INC.

         By:______________________________
         Name: Bruce Bendell
         Title: President, Chief Executive Officer
           and Acting Chief Financial Officer

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